UNITED STATE S
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 28, 2013

ARTEMIS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54678	46-0678065
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

Attn: Dean Porter, President
871 Lowcountry Blvd, Ste 200
Mount Pleasant, SC 29464
(Address of principal executive offices)

(315) 652-2274
 (Registrant’s telephone number, including area code)

 (Former Name of Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report includes certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 28, 2013, the Company terminated its employment contracts with John E. Ronda, its former President, and with Salvadore Julian, its former Chief Financial Officer.  The Company has paid both former officers their prorated salary through the date of termination.  These were  both five year employment contracts, and each former officer was to receive 5,000,000 shares of the Company’s common stock.  The Company and Mr. Julian have entered into a mutual general release under which Mr. Julian will receive 2,000,000 restricted shares in full settlement of his employment agreement.  These shares will become free trading over a four year period in four equal tranches of 500,000 shares per year.  The Company has not yet entered into a similar agreement with Mr. Ronda.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)	On March 28, 2013, shareholders holding a majority of the Company’s issued and outstanding common stock removed John E. Ronda, Sr. as a Director of the Company. The removal of Mr. Ronda as a Director was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(b)	On March 28, 2013, the Company’s Board of Directors terminated John E. Ronda, Sr. as the Company’s President and terminated Salvadore Julian as the Company’s Chief Financial Officer,

(c)	On March 28, 2013, the Company’s Board of Directors elected Dean Porter, Vice Chairman of the Company, to the additional position of President. The Company has not yet elected a new Chief Financial Officer.

ITEM 8.01  OTHER EVENTS

Effective March 28, 2013, the Company’s executive offices and mailing address are: 871 Lowcountry Blvd., Ste 200, Mount Pleasant, SC 29464.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artemis Acquisition Corporation

Date: April 16, 2013	By:	/s/ Robert Nash
	Name:	Robert Nash
	Title:	Senior Vice President and Secretary